Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-121196 of Mine Safety Appliances Company on Form S-8 of our report dated June 15, 2011, appearing in this Annual Report on Form 11-K of the MSA Retirement Savings Plan for the year ended December 31, 2010.

/s/ ParenteBeard LLC
Pittsburgh, Pennsylvania
June 15, 2011